Exhibit 10.1
EXECUTION VERSION
RIGHTS REACQUISITION AGREEMENT
This RIGHTS REACQUISITION AGREEMENT (this “Agreement”) is entered into as of July 23, 2026 (the “Rights Reacquisition Effective Date”), by and among Chiesi Farmaceutici S.p.A., a corporation incorporated under the laws of Italy (“Chiesi SpA”), and Chiesi USA, Inc., a corporation organized under the laws of the State of Delaware (“Chiesi USA” and, together with Chiesi SpA, “Chiesi”), on the one hand; and Gossamer Bio USA, Inc. (formerly GB002, Inc.), a corporation organized under the laws of the State of Delaware (“Gossamer U.S.”), Gossamer Bio 002 Ltd., a company incorporated under the laws of Ireland (“Gossamer Ireland”), and Gossamer Bio, Inc., a corporation organized under the laws of the State of Delaware (“Gossamer Parent”, and together with Gossamer U.S. and Gossamer Ireland, collectively, “Gossamer”), on the other hand. Chiesi and Gossamer are each referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into that certain Collaboration and License Agreement, dated as of May 3, 2024 (the “CLA”), pursuant to which the Parties agreed to collaborate on the development, manufacture, and commercialization of certain Licensed Products;
WHEREAS, the Parties understand that the development activities that have been or are being conducted under the CLA by or on behalf of Chiesi or its Affiliates as of the Rights Reacquisition Effective Date with respect to the Existing Licensed Compound and Existing Licensed Product are minimal; and
WHEREAS, the Parties have, in assessing the original purpose and goals of the Parties, determined to pursue other development and collaboration efforts and, accordingly, have agreed to return the rights and licenses granted under the CLA and to terminate the CLA in accordance with the CLA and this Agreement, and provide for certain post-termination payments in settlement of certain rights of Chiesi and Gossamer under the CLA.
NOW, THEREFORE, in consideration of the foregoing and the premises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article 1
DEFINITIONS AND INTERPRETATION
Unless otherwise defined in this Agreement, capitalized terms that are used in this Agreement have the meaning given in the CLA. For purposes of this Agreement:
1.1“Acting Party” has the meaning set forth in Section 6.8.3 (Tax Action Gross-up).
1.2“Chiesi Amount” has the meaning set forth in Section 6.1 (Chiesi Amount).
1.3“Chiesi Know-How” means any (a) Chiesi Sole Invention or (b) Know-How that is Controlled by Chiesi or any of its Affiliates as of the Rights Reacquisition Effective Date, in each case ((a) and (b)), that (i) was created or first invented by Chiesi or its Affiliates in the performance of activities under the CLA and (ii) is necessary or otherwise used by Chiesi, its Affiliates or its Sublicensees for the Exploitation of any Licensed Compound or Licensed Product in the Field in the Territory; provided that Chiesi Know-How shall not include any Know-How that would only be Chiesi Know-How due to its use to Exploit [***].
1.4“Chiesi Patent Rights” means any Patent Rights Controlled by Chiesi or any of its Affiliates as of the Rights Reacquisition Effective Date that both (a) includes a Valid Claim that Covers any Licensed Compound, Licensed Product or Chiesi Sole Invention and (b) was either (i) first invented in the performance of activities under the CLA or (ii) invented prior to the Effective Date of the CLA and Covers a method of using the Existing Licensed Product or Licensed Compound; provided that Chiesi Patent Rights shall not include any Patent Right that would only be a Chiesi Patent Right due to Covering: [***].
1.5“Commercially Reasonable Efforts” means [***].
1.6“Disclosing Party” has the meaning set forth in Section 3.1.1 (Confidential Treatment).
1.7“Existing Licensed Compound” means the Licensed Compound in the form in which it exists as of the Rights Reacquisition Effective Date.
1.8“Existing Licensed Product” shall have the meaning set forth in Section 2.3.5(a)(i) (Patent Rights and Product Marks).
1.9“Gossamer Amount” means, collectively, the milestone payments set forth in Section 6.2 (Gossamer Milestone Payments) and the royalty payments set forth in Section 6.3 (Gossamer Royalty Payments).
1.10“Indirect Taxes” has the meaning set forth in Section 6.8.2 (Indirect Taxes).
1.11“Licensed Compound” means: (a) Gossamer’s compound known as seralutinib (PK10571 or GB002); (b) any metabolite of seralutinib; and (c) any prodrug, salt, polymorph, hydrate, solvate, or other non-covalently modified form of any of the foregoing.
1.12“Licensed Product” means any pharmaceutical product, comprising or employing a Licensed Compound, in any form or formulation, and whether alone or together with one or more other therapeutically active ingredients, delivery devices or other components. The Existing Licensed Product is a Licensed Product.
1.13“Net Sales” means the net sales recorded by Gossamer or any of its Affiliates or (sub)licensees [***] selling Licensed Products in any country worldwide (as applicable, the “Selling Parties”) for any Licensed Product sold to Third Parties other than (sub)licensees anywhere in the Territory as determined in accordance with the Selling Party’s Accounting Standards as consistently applied. The deductions booked on an accrual basis by the Selling Parties under its Accounting Standards to calculate the recorded net sales from gross sales include the following:
(a)[***];

(b)[***];
(c)[***];
(d)[***];
(e)[***];
(f)[***];
(g)with respect to any Licensed Product [***]; and
(h)[***].

With respect to the calculation of Net Sales: (i) Net Sales only include the value charged or invoiced on the first arm’s length sale to a Third Party; (ii) Net Sales between or among the Selling Parties shall be disregarded for purposes of calculating Net Sales; (iii) if a Licensed Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time the revenue recognition criteria under the relevant Accounting Standards are met; and (iv) in the event that the Licensed Product is sold as a Combination Product (defined below), the Net Sales will be calculated by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average Net Sale price in the relevant country of the Licensed Product containing the Licensed Compound as the sole active ingredient in finished form, and B is the weighted average Net Sale price (by sales volume) in that country of the product(s) containing the other component(s) as the sole active ingredient(s) in finished form. Regarding prices comprised in the weighted average Net Sale price when sold separately referred to above, if these are available for different dosages from the dosages of Licensed Compound and other active ingredient components that are included in the Combination Product, then the applicable Selling Party (or its Affiliate or (sub)licensee, as applicable) shall be entitled to make a proportional adjustment to such prices in calculating the Net Sales of the Combination Product. If the weighted average Net Sale price cannot be determined for the Licensed Product or other product(s) containing the single Licensed Compound or component(s), the calculation of Net Sales for Combination Products [***]. For the purpose of this definition, a “Combination Product” means a combination therapy in which Licensed Product containing the Licensed Compound in combination with one or more other active ingredients is sold in a finished, fixed dose form or is co-packaged or bundled and sold for a single price.
1.14“Net Sales Report” has the meaning set forth in Section 6.4 (Quarterly Reports).
1.15“Non-Acting Party” has the meaning set forth in Section 6.8.3 (Tax Action Gross-up).
1.16“Product Transferee” means any Third Party that obtains, directly or indirectly, from Gossamer or any of its Affiliates any rights under intellectual property rights Controlled by Gossamer or its Affiliates to Develop or Commercialize a Licensed Product anywhere in the

Territory, whether by sale, assignment, license or otherwise; provided, however, that “Product Transferee” will not include any Third Party that obtains merely the right to distribute a Licensed Product or obtains a limited right of use intended for subcontracting purposes such as for Development, Manufacturing, co-detailing or other co-promotion, or any similar agreement, including for a contract sales force.
1.17“Q2 2026 Development Costs” has the meaning set forth in Section 2.3.2 (Release from Development Cost-Sharing and Profit-Sharing).
1.18“Receiving Party” has the meaning set forth in Section 3.1.1 (Confidential Treatment).
1.19“Reconciliation Procedures” has the meaning set forth in Section 6.7 (Records and Audits).
1.20“Royalty Cap” means the aggregate amount of USD $[***] in royalty amounts paid by Gossamer to Chiesi under Section 6.3.1 (Royalty Rate). For clarity, any amounts properly withheld pursuant to Section 6.8 (Tax Matters) shall count as amounts having been paid under Section 6.3.1 (Royalty Rate).
1.21“Tax Action” has the meaning set forth in Section 6.8.3 (Tax Action Gross-up).
1.22“Third Party” means a person other than (a) Gossamer or any of its Affiliates; and (b) Chiesi or any of its Affiliates.
Article 2
TERMINATION OF THE CLA
2.1Termination.
2.1.1With effect from the Rights Reacquisition Effective Date, the Parties hereby acknowledge and agree that the CLA and, except as otherwise expressly set forth in this Agreement, including Section 2.3 (Consequences of Termination) and Section 2.4 (Surviving Obligations), all of the Parties’ respective rights and obligations under the CLA are and shall be terminated in their entirety. The Parties acknowledge and agree that (a) no prior written notice is required for such termination (e.g., the [***] notice period set forth in Section 15.3 (At Will by Chiesi) of the CLA being hereby expressly waived), and (b) no further act or action by either Party is required to effectuate such termination.
2.1.2For clarity, any rights or options exercisable under the CLA that have not been granted or exercised prior to the Rights Reacquisition Effective Date shall lapse and shall be terminated in their entirety as of the Rights Reacquisition Effective Date, including, by way of example only, each of the following Sections of the CLA: the right of first offer under Section 3.6 (Right of First Offer), the Equity Option under Section 9.2 (Option for Equity Issuance), [***], and the right of a Non-Breaching Party to elect an alternative remedy in lieu of termination under Section 15.4 (Alternative Remedy in Lieu of Termination).
2.2Waiver. Notwithstanding any provisions to the contrary contained in the CLA or in any other written agreement or other arrangement between the Parties entered into prior to the

Rights Reacquisition Effective Date, the Parties expressly acknowledge and agree that, as of the Rights Reacquisition Effective Date:
(a)the amounts set forth in Section 6.1 (Chiesi Amount), Section 6.2 (Gossamer Milestone Payments), and Section 6.3 (Gossamer Royalty Payments) constitute the total amount owed and payable by each Party or its Affiliates to the other Party and its Affiliates in the performance of their respective obligations under this Agreement and in settlement and resolution of certain outstanding liabilities under and in connection with the CLA;
(b)other than those amounts set forth in Section 2.2(a) above, no amounts are owed by Gossamer to Chiesi, or by Chiesi to Gossamer, on or after the Rights Reacquisition Effective Date under the CLA or this Agreement (other than amounts that may be payable under indemnification provisions surviving pursuant to Section 2.4 (Surviving Obligations) hereunder); and
(c)[***].
2.3Consequences of Termination. Except as expressly set forth in this Agreement, all rights and obligations of the Parties under the CLA shall terminate upon the Rights Reacquisition Effective Date. Without limiting the foregoing:
2.3.1Termination of Licenses. All rights and licenses granted by a Party under Article 3 (License Grant) of the CLA shall immediately terminate, and Chiesi and its Affiliates will have no rights under this Agreement to use Gossamer Intellectual Property to Exploit any Licensed Compound or Licensed Products, except to the extent required to fulfill its obligations under this Section 2.3 (Consequences of Termination).
2.3.2Release from Development Cost-Sharing and Profit-Sharing. The Parties are hereby released from (i) any and all obligations to share Development Costs under Section 9.5 (Shared Development Costs) of the CLA, [***], even if already invoiced, and (ii) any and all future profit- and loss-sharing rights and obligations under Section 9.6 (Pre-Tax Profit or Loss) of the CLA. Sections 9.5 (Shared Development Costs) and Section 9.6 (Pre-Tax Profit or Loss) of the CLA shall have no further force or effect from and after the Rights Reacquisition Effective Date, and no further reconciliation or true-up payments shall be due thereunder.
2.3.3[***].
2.3.4Transition; Cooperation. Chiesi agrees, and agrees on behalf of its Affiliates, to reasonably cooperate with Gossamer and its designee(s) to facilitate a smooth, orderly and prompt transition of the program and activities undertaken or conducted pursuant to and under the CLA with respect to the Existing Licensed Compound and the Existing Licensed Product, including any such ongoing activities constituting Development and Commercialization of the Existing Licensed Compound and the Existing Licensed Product to Gossamer or its designee(s), as more specifically set forth in Section 4.1 (Wind-Down of Pre-Clinical and Regulatory Activities).
2.3.5Assignment and License Grants to Gossamer. In partial consideration for Gossamer’s performance of its obligations under this Agreement:
(a)Patent Rights and Product Marks.
(i)Chiesi [***] (A) [***] (the “Existing Licensed Product”), (B) [***], and (C) [***], the (1) [***] and (2) [***]; and

(ii)[***], Chiesi [***].
(b)Chiesi agrees to grant, and hereby does grant, to Gossamer a [***], irrevocable (subject to Section 2.3.5(b)(z)) license, with the right to grant and authorize sublicenses (under multiple tiers), under Chiesi Know-How that is actually used in the Existing Licensed Product as of the Rights Reacquisition Effective Date to Exploit the Licensed Product; provided that (x) [***], (y) [***], and (z) each of the licenses set forth in Section 2.3.5(a)(ii) and Section 2.3.5(b) may be revoked by Chiesi in the event of a breach of Gossamer’s undisputed payment obligations hereunder, which breach has not been cured by Gossamer within [***] after written notice thereof is provided by Chiesi to Gossamer.
(c)[***].
2.3.6Regulatory Filings and Documentation. Chiesi shall (a) promptly assign and transfer to Gossamer the Regulatory Filings and Documentation (including any paediatric investigation plan) for the Existing Licensed Product that are held and Controlled by Chiesi or its Affiliates as of the Rights Reacquisition Effective Date and created pursuant to or in connection with the CLA, including any drafts of such Regulatory Filings and Documentation, prepared and/or assembled by Chiesi or any Third Party engaged by Chiesi in connection with Development and regulatory activities to seek or pursue marketing authorizations, product licenses and/or approvals of any Regulatory Authorities in the Territory (including the EMA, the Pharmaceuticals and Medical Devices Agency, and the National Medical Products Administration); provided that if applicable Law prevents or delays the transfer of ownership of any such Regulatory Filings and Documentation to Gossamer, Chiesi shall grant, and does hereby grant, to Gossamer an exclusive and irrevocable right of access and reference to such Regulatory Filings and Documentation for the Licensed Products, and shall cooperate fully to make the benefits of such Regulatory Filings and Documentation available to Gossamer; (b) take such actions and execute such other instruments, assignments, and documents as may be necessary to effect such transfer of rights under such Regulatory Filings and Documentation (whether held, controlled or in the possession of any Subcontractor engaged by Chiesi) to Gossamer; and (c) as soon as reasonably practicable after the Rights Reacquisition Effective Date, provide or make available to Gossamer (in electronic form to the extent reasonably requested by Gossamer and available to Chiesi in such form) copies of: (i) all such Regulatory Filings and Documentation; and (ii) all data in its or its Affiliates’ Control that was generated by or on behalf of Chiesi in the performance of activities under the CLA pertaining to the Licensed Compounds or Licensed Products, to the extent included in such Regulatory Filings and Documentation. [***].
2.3.7Confidential Information. Promptly and not longer than [***] following the termination of this Agreement, each Party shall, at the request of the other Party, deliver to the other Party, or (if requested by Gossamer) certify the destruction of, any and all tangible Confidential Information of the other Party in such Party’s possession, and to the extent reasonably practicable, remove Confidential Information of the other Party from all databases and systems. Notwithstanding the foregoing, each Receiving Party may retain copies of the Disclosing Party’s Confidential Information to the extent required by applicable Law or to the extent such Confidential Information is electronically archived in the ordinary course of the Receiving Party’s business.
2.3.8Dissolution of Committees. All Committees, Subcommittees, and Working Groups established under Article 2 (Management of Collaborative Activities) of the CLA (including the JSC, JDC, JCC, JFC, and JMC) are hereby automatically dissolved as of the Rights Reacquisition Effective Date, and no Party shall have any further obligations with respect thereto.

2.3.9Release from Non-Competition Covenant. The non-compete covenant set forth in Section 3.4 (Non-Compete) of the CLA shall have no further force or effect from and after the Rights Reacquisition Effective Date, and each Party and its Affiliates shall not be under any restriction or limitation to Develop and Commercialize (or assist Third Parties with Developing or Commercializing) any compound or product without regard to the restrictions set forth in Section 3.4 (Non-Compete) of the CLA.
2.3.10Costs and Expenses. Except as otherwise set forth in Section 2.3.5(a)(i)(B),[***].
2.4Surviving Obligations.
2.4.1Notwithstanding Section 2.1 (Termination) (or anything to the contrary in the CLA (including the otherwise surviving provisions set forth in Section 15.6 (Survival) of the CLA)), the following Article or Sections of the CLA shall survive the termination as follows:
(a)Article 1 (Definitions), solely to the extent that defined terms therein are not defined under this Agreement and are necessary for the interpretation and implementation of this Agreement or any surviving provisions of this Agreement;
(b)[***];
(c)[***];
(d)[***].
2.4.2The Parties acknowledge and agree [***].
2.4.3Gossamer Amount. [***].
Article 3
CONFIDENTIALITY; PUBLICATIONS
3.1Confidential Information.
3.1.1Confidential Treatment. Each Party and its Affiliates (“Disclosing Party”) may disclose to the other Party and its Affiliates (“Receiving Party”), and Receiving Party may receive or observe during the course and conduct of activities under this Agreement, certain proprietary or Confidential Information of Disclosing Party in connection with this Agreement. The (a) terms and conditions of this Agreement (including all schedules hereto), and all discussions between the Parties related to the negotiation of this Agreement (including any term sheets exchanged by the Parties), shall constitute Confidential Information of both Parties, and (b) Net Sales Reports shall constitute Confidential Information of Gossamer, and, in each case ((a) and (b)), shall be subject to the confidentiality obligations set forth in this Section 3.1 (Confidential Information). For the avoidance of doubt, this Section 3.1 (Confidential Information) will not govern Confidential Information that arose under the CLA, which will be governed in accordance with Section 2.4 (Surviving Obligations).
3.1.2Restrictions. During the Term and for [***] thereafter, Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own Confidential Information (but in no event less than a reasonable degree of care). Receiving Party will not use Disclosing Party’s Confidential Information except as necessary for the performance of its obligations and exercise of its rights under this Agreement.

3.1.3Exceptions. Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure by the Disclosing Party or its Affiliates (other than by performance of the CLA by the Receiving Party); (b) is or becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; (c) is obtained by Receiving Party or any of its Affiliates from a Third Party under no obligation of confidentiality to Disclosing Party; or (d) has been independently developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the use of Disclosing Party’s Confidential Information (other than by performance of the CLA by the Receiving Party), as evidenced by contemporaneous written records.
3.1.4Permitted Disclosures. Notwithstanding Section 3.1 (Confidential Treatment), the Receiving Party may disclose Confidential Information of the Disclosing Party (a) to its Affiliates, directors, officers, employees, and advisors who have a need to know such information and who are bound by obligations of confidentiality at least as stringent as those set forth herein, (b) to its (sub)licensees or collaborators, provided that the Receiving Party is Gossamer or its Affiliates, (c) to its payors, consultants, agents and advisors (in each case either actual or prospective) who have the need to know such information and who are bound by obligations of confidentiality at least as stringent as those set forth herein, (d) to its investors, Acquirers, merger partners, investment advisors (including investment banks), and legal advisors (in each case either actual or prospective) who are bound by obligations of confidentiality at least as stringent as those set forth herein, (e) as required by applicable Law, or (f) in connection with any proceeding to enforce the terms of this Agreement, in each case ((e) and (f)), subject to Section 3.1.5 (Other Disclosures) and Section 3.2 (Press Releases). Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using the same only for the purposes described herein.
3.1.5Other Disclosures. In the event the recipient Party is required to disclose Confidential Information of the Disclosing Party by Law, rules of a securities exchange or in connection with bona fide legal process, such disclosure will not be a breach of this Agreement; provided that the recipient Party (a) informs the Disclosing Party as soon as reasonably practicable of the required disclosure; (b) limits the disclosure to the required purpose; and (c) at the Disclosing Party’s request and expense, where available and reasonably practicable under the circumstances, assists in an attempt to object to or limit the required disclosure or to otherwise receive “confidential” or “trade secret” treatment with respect to relevant portions of such disclosure.
3.2Press Releases.
3.2.1General. Subject to Section 3.1.5 (Other Disclosures) or as otherwise set forth in this Section 3.2 (Press Releases), each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent obtained in accordance with Section 3.2 (Press Releases). The Parties shall have the right to repeat any information disclosed in any press releases issued in accordance with this Section 3.2 (Press Releases) in any subsequent press release or other public disclosure without first obtaining the approval of the other Party so long as such information remains accurate at the time of such disclosure.
3.2.2Initial Press Releases. Upon the execution of this Agreement, the Parties may issue agreed press releases regarding the subject matter of this Agreement, including a description of the aggregate financial terms and value of the Agreement, in the forms attached hereto as Schedule 3.2.2 (Initial Press Releases).

3.3Publications. Gossamer will have the right to publish or present scientific papers dealing with the Licensed Products in its sole discretion; provided, that [***]. Chiesi will have the right to [***] set forth in Schedule 3.3 (Publications and Presentations) [***].
Article 4
WIND-DOWN
4.1Wind-Down of Pre-Clinical and Regulatory Activities.
4.1.1To the extent that any pre-clinical activities being conducted by Chiesi or any of its Affiliates as of the Rights Reacquisition Effective Date for a Licensed Product were commenced under the CLA, Chiesi shall, subject to prior consultation and coordination with Gossamer, undertake such wind-down or termination [***], and will use reasonable efforts to complete such wind-down or termination within [***] following the Rights Reacquisition Effective Date.
4.1.2Any regulatory activities being conducted by Chiesi or any of its Affiliates as of the Rights Reacquisition Effective Date that were commenced under the CLA shall be transferred (or responsibility transferred) to Gossamer in accordance with applicable Law and accepted pharmaceutical industry norms and ethical practices, and Chiesi will use reasonable efforts to complete such wind-down or termination within [***] following the Rights Reacquisition Effective Date.
4.1.3[***].
Article 5
DILIGENCE
5.1Diligence. Gossamer will use Commercially Reasonable Efforts to: [***].
Article 6
PAYMENTS
6.1Chiesi Amount. As full and complete settlement of all of Chiesi’s outstanding or future payment obligations under the CLA ([***]), Chiesi shall pay to Gossamer a one-time, non-refundable, non-creditable payment in the amount of USD $5,000,000 (the “Chiesi Amount”) within [***] following Chiesi’s receipt of an invoice from Gossamer for such Chiesi Amount. The invoice for the Chiesi Amount is attached as Schedule 6.1 (Invoice), which will be deemed received by Chiesi on the Rights Reacquisition Effective Date.
6.2Gossamer Milestone Payments.
(a)     Regulatory Milestones. As a partial settlement amount, Gossamer shall pay to Chiesi the following one-time, non-refundable, non-creditable milestone payments upon the first achievement of each of the following regulatory milestone events by Gossamer (or its applicable Affiliate or its or their (sub)licensee [***]:
(i)     [***]; and
(ii)     [***].

With respect to the foregoing regulatory milestone events, each milestone payment shall be made only once upon the first occurrence of the applicable milestone event, and in no event shall the aggregate amount of milestone payments under this Section 6.2(a) (Regulatory Milestones) exceed USD $[***].
(b)     Commercial Milestones. As a partial settlement amount, Gossamer shall pay to Chiesi the following one-time, non-refundable, non-creditable milestone payments upon the first achievement of each of the following events by Gossamer (or its applicable Affiliate or its or their (sub)licensee [***]):
(i)     [***]
(ii)     [***].
With respect to the foregoing commercial milestones, each milestone payment shall be made only once for each commercial milestone regardless of the number of times worldwide Net Sales for all Licensed Products in the Territory reach a particular USD threshold. In no event shall the total commercial milestone payments under this Section 6.2(b) (Commercial Milestones) exceed USD $[***].
(c)     Payment Mechanics.
(i)Within [***] following the first achievement of a milestone event, Gossamer shall notify Chiesi thereof in writing.
(ii)Chiesi shall thereafter issue an invoice to Gossamer, and Gossamer shall pay the applicable milestone payment within [***] following receipt of such invoice by wire transfer of immediately available funds to the account designated in writing in advance by Chiesi (which account may be changed by Chiesi upon written notice to Gossamer reasonably in advance for Gossamer to comply with its payment obligations under this Section 6.2(c)(ii) (Payment Mechanics).
6.3Gossamer Royalty Payments.
6.3.1Royalty Rate. As a partial settlement amount, commencing on the First Commercial Sale of the first Licensed Product in any country worldwide and subject to Section 6.3.2 (Royalty Cap), Gossamer shall pay to Chiesi a royalty equal to [***] of worldwide Net Sales of Licensed Products, payable on a quarterly basis in accordance with Section 6.5 (Payment of Royalties; Currency). [***].
6.3.2Royalty Cap. Gossamer’s obligation to pay royalties under Section 6.3.1 (Royalty Rate) shall terminate upon the date on which the aggregate royalties paid by Gossamer to Chiesi under this Section 6.3 (Gossamer Royalty Payments) equal the Royalty Cap (i.e., USD $[***]). Following such date, no further royalty payments shall be due under this Agreement.
6.3.3[***].
6.4Quarterly Reports. Beginning on the First Commercial Sale of the first Licensed Product in any country worldwide and continuing until Gossamer has paid to Chiesi (a) running royalties on Licensed Products equal to the Royalty Cap hereunder and (b) all milestone payments under Section 6.2 (Gossamer Milestone Payments), Gossamer shall, within [***] after the end of each Calendar Quarter, deliver to Chiesi a written report (each, a “Net Sales Report”) setting forth, with respect to such Calendar Quarter:
(a)the worldwide aggregate Net Sales for each Licensed Product;
(b)the aggregate permitted reductions to or deductions from gross sales for a Licensed Product in the Territory;
(c)the royalty amount payable for such Calendar Quarter under Section 6.3 (Gossamer Royalty Payments);
(d)the aggregate cumulative royalty payments previously paid to Chiesi under Section 6.3 (Gossamer Royalty Payments) and the remaining balance before the Royalty Cap is reached;
(e)the applicable currency exchange rates used to convert Net Sales from the applicable local currency to United States Dollars; and
(f)the date of First Commercial Sale of each Licensed Product in each country where the First Commercial Sale occurred during such Calendar Quarter.
6.5Payment of Royalties; Currency. Concurrently with the delivery of each Net Sales Report, Gossamer shall pay to Chiesi the royalty amount set forth therein by wire transfer or electronic funds transfer of immediately available funds to the account designated in writing in advance by Chiesi SpA to Gossamer U.S. (which account may be changed by Chiesi upon written notice to Gossamer reasonably in advance for Gossamer to comply with its payment obligations under this Section 6.5 (Payment of Royalties; Currency)). All amounts payable hereunder shall be paid in United States Dollars.
6.6Exchange. In the case of sales outside the United States, payments received by Gossamer in a currency other than U.S. Dollars will be converted to their U.S. Dollar equivalent using the average rate of exchange over the applicable Calendar Quarter to which the sales relate, in accordance with GAAP and the then current standard methods of Gossamer Parent, to the extent consistently applied; provided, however, that if, at such time, Gossamer does not use a rate for converting into U.S. Dollar equivalents that is maintained in accordance with GAAP, then Gossamer shall use a rate of exchange which corresponds to the rate of exchange for such currency reported in The Wall Street Journal, Internet U.S. Edition at www.wsj.com as of the last day of the applicable reporting period (or, if unavailable on such date, the first date thereafter on which such rate is available).
6.7Records and Audits. Gossamer shall, [***]and any other Selling Parties to, keep complete and accurate records of Net Sales and commercial milestone payments under Section 6.2(b) (Commercial Milestones), and any other elements required to prepare the reports or calculate payments required under this Agreement (collectively, the “Reconciliation Procedures”). Gossamer will, [***] any other Selling Parties to, keep such books and records for at least [***] following the Calendar Year to which they pertain. Chiesi will have the right [***] to have an independent, certified public accountant, selected by Chiesi and reasonably acceptable to Gossamer, review any such records of Gossamer in the location(s) where such records are maintained by Gossamer upon [***] prior written notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made hereunder and the Reconciliation Procedures, and any other payments due under this Agreement, within the prior [***] period; [***]. If the review of such records reveals that

Gossamer [***] has failed to accurately report information pursuant to its payment obligations or the Reconciliation Procedures, or make any payment (or portion thereof) required under this Agreement, then Gossamer shall promptly pay to Chiesi any underpaid amounts due under this Agreement, together with interest. Once Chiesi has conducted a review and audit of Gossamer pursuant to this Section 6.7 (Records and Audits) in respect of any given period, it may not subsequently re-inspect Gossamer’s records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of Gossamer that is reasonably expected to have been occurring during the prior audited period. For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then Chiesi’s accountant may re-inspect, [***] Gossamer will reinspect, at Chiesi’s cost and expense, the books and records to the extent reasonably relevant to resolving such discrepancy, it being acknowledged and agreed by the Parties that such re-inspection rights shall be limited to disclosing to Chiesi only whether and to what extent there were underpaid amounts hereunder (and not the underlying information used in determining payments required under this Agreement). All information received from the accountant will be the Confidential Information of Gossamer. The accountant shall provide its audit report and, in addition to the report, its basis for any determination (without disclosing any underlying information used in determining payments required under this Agreement) to Gossamer at the time the report is provided to Chiesi before it is considered final. Gossamer shall have the right to request a further determination by such accountant as to matters which are disputed within [***] following receipt of such report. Gossamer will provide the accountant with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the accountant shall undertake to complete such further determination within [***] after the dispute notice is provided, which determination shall be limited to the disputed matters. In the event that the final result of the inspection reveals an undisputed underpayment by Gossamer, the underpaid amount shall be settled promptly. In the event that the final result of the inspection reveals an undisputed overpayment by Gossamer, the overpaid amount shall be credited against the next quarterly royalty payment due to Chiesi under this Agreement (or, if no further royalty payments are due, shall be promptly settled). If any such discrepancies are an underpayment of amounts due under this Agreement greater than [***] of the amounts actually due for any Calendar Year, Gossamer shall pay all reasonable costs incurred in conducting such review.
6.8Tax Matters.
6.8.1Tax Withholding. Each Party shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law. The Party that is required to make such withholding will: (a) deduct those taxes from such payment; (b) timely remit the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of tax payment to the other Party on a timely basis following that tax payment; provided, however, that before making any such deduction or withholding, the withholding Party shall give the other Party notice of the intention to make such deduction or withholding (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such other Party to obtain reduction of or relief from such deduction or withholding). Each Party and any other recipient of payments under this Agreement shall provide to the other Party, at the time or times reasonably requested by such other Parties or as required by applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes. The Parties agree that any taxes so deducted shall for all purposes of this Agreement be deemed to have been paid to the other Party. Each Party agrees to use commercially reasonable efforts to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect to ensure that any amounts required to be withheld pursuant to this Section 6.8.1 (Tax Withholding) are reduced in amount to the fullest extent permitted by applicable Laws.
6.8.2Indirect Taxes. The Parties shall reasonably cooperate in accordance with applicable Laws to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes (“Indirect Taxes”)) in connection with this Agreement. Any consideration or remuneration due under this Agreement is exclusive of Indirect Taxes. If any Indirect Taxes will be chargeable on any of the transactions contemplated under this Agreement and is payable to the respective tax authority by the Party making the supply or providing the service for Indirect Tax purposes, upon receipt of a valid invoice in accordance with the applicable Laws from the supplying or service providing Party, the other Party shall pay such Indirect Taxes in addition to the consideration or remuneration otherwise due.
6.8.3Tax Action Gross-up. Notwithstanding anything in the foregoing to the contrary, if either Party or its assignee (such Party, the “Acting Party”, and the other Party or its assignee, the “Non-Acting Party”) redomiciles or assigns this Agreement (such action, a “Tax Action”) and if as a result of such Tax Action, such Acting Party is required by applicable Law to withhold taxes from or in respect of any amount payable under this Agreement or any other agreement entered into pursuant to this Agreement, and such withholding taxes exceed the amount of withholding taxes that would have been applicable if such Tax Action had not occurred, then any such amount payable shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings (including any interest or penalties imposed in respect of such increased withholding taxes and any additional withholdings on any increased amounts payable under this Section 6.8.3 (Tax Action Gross-up)), the Non-Acting Party receives an amount equal to the sum it would have received had no such Tax Action occurred; provided, however, that the Acting Party will have no obligation to pay any additional amount under the immediately preceding clause to the extent that such increased withholding tax would not have been imposed but for (a) a Tax Action taken by the Non-Acting Party after the initial action by the Acting Party described in the first sentence of this Section 6.8.3 (Tax Action Gross-up) or (b) the failure by the Non-Acting Party to comply with the requirements of Section 6.8.1 (Tax Withholding).
6.8.4Withholding Indemnity. If a Governmental Authority determines that the payor Party (or deemed payor for U.S. federal income tax purposes) failed to withhold or underwithheld from any payment (or deemed payment) made to the payee Party pursuant to this Agreement, then, except to the extent that additional amounts are or would have been required to be paid by the payor Party to the payee Party under Section 6.8.3 (Tax Action Gross-Up), upon written notification from the payor Party to the payee Party which shall include reasonable documentation evidencing the Governmental Authority’s decision and monetary determination regarding the failure to withhold or underwitholding, the payee Party shall pay to the payor Party the amount of the payment that was failed to be withheld or was underwithheld.
6.8.5Cooperation. The Parties shall use commercially reasonable efforts to cooperate with each other to minimize any adverse tax consequences that may arise with regard to the transactions contemplated by this Agreement.
6.9[***].

Article 7
RELEASE
7.1Release by Gossamer. Effective as of the Rights Reacquisition Effective Date, each of the Gossamer entities that is a Party, for itself and its Affiliates, and its and their respective officers, directors, employees, agents, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges Chiesi and each of the Chiesi entities that is a Party, and their respective Affiliates, and their respective officers, directors, employees, agents, successors, and assigns (collectively, the “Chiesi Released Parties”), from any and all claims, demands, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, specialties, covenants, contracts, controversies, agreements, promises, guarantees, damages, judgments, executions, liabilities, and obligations of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, at law or in equity, that Gossamer or any of its Affiliates ever had, now has, or hereafter may have against any Chiesi Released Party, arising out of, relating to, or in connection with the CLA and the performance or non-performance thereof through the Rights Reacquisition Effective Date; provided, that this release shall not extend to (a) any and all obligations of Chiesi under this Agreement (including the Chiesi Amount), (b) any and all actions or inactions by any Chiesi Released Party to the extent such is the underlying source of a claim by a Third Party that gives rise to Losses for which Chiesi is obligated to indemnify Gossamer pursuant to Section 2.4.1(c) (Surviving Obligations), and then, only to the extent necessary to give effect to the indemnification obligation, (c) any other rights or obligations that survive under the CLA as expressly provided in Sections 2.3 (Consequences of Termination) and 2.4 (Surviving Obligations) of this Agreement, or (d) any fraud by any Chiesi Released Party.
7.2Release by Chiesi. Effective as of the Rights Reacquisition Effective Date, Chiesi (on behalf of itself and each of the Chiesi entities that is a Party), for itself and its Affiliates, and its and their respective officers, directors, employees, agents, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges Gossamer and each of the Gossamer entities that is a Party, and their respective Affiliates, and their respective officers, directors, employees, agents, successors, and assigns (collectively, the “Gossamer Released Parties”), from any and all claims, demands, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, specialties, covenants, contracts, controversies, agreements, promises, guarantees, damages, judgments, executions, liabilities, and obligations of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, at law or in equity, that Chiesi or any of its Affiliates ever had, now has, or hereafter may have against any Gossamer Released Party, arising out of, relating to, or in connection with the CLA and the performance or non-performance thereof through the Rights Reacquisition Effective Date; provided, that this release shall not extend to (a) any and all obligations of Gossamer under this Agreement (including the Gossamer Amount), (b) any and all actions or inactions by any Gossamer Released Party to the extent such is the underlying source of a claim by a Third Party that gives rise to Losses for which Gossamer is obligated to indemnify Chiesi pursuant to Section 2.4.1(c) (Surviving Obligations), and then, only to the extent necessary to give effect to the indemnification obligation, (c) any other rights or obligations that survive under the CLA as expressly provided in Sections 2.3 (Consequences of Termination) and 2.4 (Surviving Obligations) of this Agreement, or (d) any fraud by any Gossamer Released Party.
7.3General Release of Unknown Claims, Carve-Out. As a further consideration for this Agreement, to the extent permitted by law, each Party (on behalf of itself and the other Released Parties (i.e., the Chiesi Released Parties or the Gossamer Released Parties, as applicable)) hereby waive and release any and all rights under any applicable state, local, or federal law, statute, rule, order, or regulation, which would limit the mutual releases above to only those claims which the Parties know or suspect to exist in their favor at the time of executing this Agreement, such as, by means of example, Section 1542 of the California Civil Code, which provides as follows:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
Each Party (on behalf of itself and the other Released Parties (i.e., the Chiesi Released Parties or the Gossamer Released Parties, as applicable)) agree to expressly waive any rights they may have under any statute or common law principles of similar effect to the aforementioned Section 1542. [***].
Article 8
TERMINATION
8.1Term. Unless terminated earlier in accordance with Section 8.2 (At Will by Chiesi), this Agreement shall remain in force for the period commencing on the Rights Reacquisition Effective Date and ending when Gossamer has paid to Chiesi the Gossamer Amount in full.
8.2At Will by Chiesi. After payment of the Chiesi Amount and conduct of the activities set forth in Section 2.3.4 (Transition Cooperation), Section 2.3.5 (Assignment and License Grants to Gossamer), Section 2.3.6 (Regulatory Filings and Documentation) and Section 4.1 (Wind-Down of Pre-Clinical and Regulatory Activities), Chiesi may terminate this Agreement in its entirety at will, in its sole discretion, on not less than thirty (30) days’ prior written notice to Gossamer.
8.3Surviving Obligations. Section 2.4 (Surviving Obligations) will survive termination or expiration of this Agreement.
Article 9
WARRANTIES
9.1Mutual Warranties. Chiesi and Gossamer each hereby represent and warrant to the other, as of the Rights Reacquisition Effective Date:
(a)it is a corporation or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or company power and authority to execute, deliver and perform this Agreement;
(b)its execution and delivery of this Agreement, and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary corporate or company action and do not and shall not conflict with or violate: (i) such Party’s charter documents, bylaws, certificate of incorporation or other organizational documents; (ii) any agreement, instrument or contractual obligation to which such Party is bound; (iii) any requirement of any applicable laws; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental authority presently in effect and applicable to such Party;

(c)this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or in equity); and
(d)it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.
9.2[***].
Article 10
MISCELLANEOUS
10.1Governing Law.
10.1.1Governing Law. This Agreement and any dispute arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of New York located in New York, New York and (b) the United States District Court for the Southern District of New York, for the purposes of any dispute arising out of or relating to this Agreement.
10.2Entire Agreement; Amendment. This Agreement, together with the CLA (to the extent it survives under Section 2.4 (Surviving Obligations)), constitutes the entire agreement between the Parties as to the subject matter hereof. All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement are hereby superseded and merged into, extinguished by and completely expressed by this Agreement. None of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by all Parties.
10.3Notices. All notices or communication required or permitted to be given by either Party hereunder shall be deemed sufficiently given if (a) mailed by registered mail or certified mail, return receipt requested, (b) sent by overnight courier, such as Federal Express, to the other Party at its respective address set forth below or to such other address as one Party shall give notice of to the other from time to time hereunder, or (c) delivered electronically via email, return receipt requested which shall constitute notice as of the day sent. Mailed notices shall be deemed to be received on the third Business Day following the date of mailing. Notices sent by overnight courier shall be deemed received the following Business Day.
If to Gossamer Parent or Gossamer U.S.:

Gossamer Bio, Inc.
3115 Merryfield Row, Suite 120, San Diego, California 92121

Attn: [***]
Email: [***]

If to Gossamer Ireland:
Gossamer Bio 002 Ltd
77 Sir John Rogerson’s Quay Grand Canal Dock
Dublin, Ireland D02 VK60
Attn: [***]
Email: [***]

With a copy, which shall not constitute notice to:

Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Attn: [***].
Email: [***]

If to Chiesi SpA:
Chiesi Farmaceutici S.p.A.
Via Paradigna 131
Parma, 43122, Italy
Attn: [***]
Email: [***]
If to Chiesi U.S.:

Chiesi USA, Inc.
175 Regency Woods Pl., Suite 600
Cary, NC 27518
Attn: [***]
Email: [***]

With a copy, in each case of notices to Chiesi SpA or Chiesi U.S., which shall not constitute notice to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: [***]

Email: [***]

10.4Counterparts. This Agreement may be executed in counterparts by a single Party, each of which when taken together shall constitute one and the same agreement. Each Party may execute this Agreement in Adobe™ Portable Document Format (PDF) or by DocuSign sent by electronic mail. PDF or DocuSign signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.
10.5Further Assurances. Each Party shall execute, acknowledge and deliver such additional documents, instruments, and agreements, and take such further actions, as may be necessary or appropriate to effectuate the purposes and intent of this Agreement, including without limitation to facilitate the transfers and assignments contemplated by Section 2.3 (Consequences of Termination).
10.6Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld or delayed except that either Party shall be free to assign this Agreement: (a) to an Affiliate of such Party (for so long as such Affiliate remains an Affiliate); or (b) in connection with any merger, consolidation or sale of such Party or sale of all or substantially all of the assets of the Party to which this Agreement relates, without the prior consent of the non-assigning Party but with written notice to such non-assigning Party following the effective date of the applicable merger, consolidation or sale. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto. Any assignment of this Agreement in contravention of this Section 10.6 (Successors and Assigns) shall be null and void ab initio. Notwithstanding the first sentence of this Section 10.6 (Successors and Assigns), in the event that Gossamer sells, transfers, or assigns all or substantially all of its rights, title and interests in, to or under the Licensed Product (including the sale, transfer or assignment of all or substantially all of the Patent Rights, Know-How, and Regulatory Approvals that are necessary for the Commercialization of the Licensed Product in the U.S., or Germany, Italy, Spain, France, and the United Kingdom) to any Third Party, Gossamer shall also transfer or assign this Agreement, including all rights and obligations hereunder, to such Third Party (or otherwise cause such Third Party to assume all such obligations). For the avoidance of doubt, (i) [***], and (ii) [***].
10.7No Third Party Beneficiaries. Except as expressly provided with respect to Gossamer Indemnified Parties and Chiesi Indemnitees in Article 13 (Indemnification) of the CLA, nothing in this Agreement shall be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
10.8Compliance with Law; Severability. Nothing in this Agreement shall be construed to require the commission of any act contrary to Law. If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
10.9Waivers. A Party’s consent to or waiver, express or implied, of any other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.
10.10Relationship of the Parties. Nothing in this Agreement shall be construed as creating a partnership, joint venture, agency, or employment relationship between the Parties. No Party shall have the authority to bind or obligate any other Party in any manner whatsoever.
10.11Headings; Exhibits and Schedules. Article and Section headings used herein are for convenient reference only and are not a part of this Agreement. All Exhibits and Schedules are incorporated herein by this reference.
10.12Interpretation. Unless specified to the contrary, references to Sections or Schedules mean the particular Sections or Schedules to this Agreement and references to this Agreement include all Schedules hereto. In the event of any conflict between the main body of this Agreement and any Schedule hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (j) the phrase “non-refundable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement; (k) the word “or” is used in the inclusive sense that is typically associated with the phrase “and/or”, unless the context is clear that only one of the options described may apply; and (l) neither Party shall be deemed to be acting on behalf of the other Party.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Rights Reacquisition Effective Date.
CHIESI FARMACEUTICI S.P.A.

By: /s/ Jean-Marc Bellemin _________________
Name: Jean-Marc Bellemin
Title: Interim Group Chief Executive Officer

CHIESI USA, INC.

By: /s/ Jon Zwinski_______________________
Name: Jon Zwinski
Title: Chief Executive Officer and General Manager

GOSSAMER BIO USA, INC.

By: /s/ Faheem Hasnain___________________
Name: Faheem Hasnain
Title: President

GOSSAMER BIO 002 LTD.

By: /s/ Christian Waage____________________
Name: Christian Waage
Title: Director

GOSSAMER BIO, INC.

By: /s/ Faheem Hasnain___________________
Name: Faheem Hasnain
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO RIGHTS REACQUISITION AGREEMENT]

Schedule 2.3.5(a)(i)

Assigned IP
[***]

[***]	Image	Owner Name	Mark Type	Country Name	Status	Application No.	Filing Date	Registration No.	Registration Date	Next Renewal Date
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

(C)(2) Internet Domain Names

TLD	Domain	Status	Registration Date	Expiration Date	Registrant Company	Registrar
[***]	[***]	[***]	[***]	[***]	[***]	[***]